Exhibit 8.4

Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

[LETTERHEAD OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP]

February 28, 2022

The Bank of Nova Scotia
44 King Street West,
Scotia Plaza, 8th floor,
Toronto, Ontario, Canada
M5H 1H1

Ladies and Gentlemen:

As special U.S. tax counsel to The Bank of Nova Scotia (the “Company”) in connection with the registration of, among other securities, the Company’s Series A and Series B senior unsecured debt securities to be offered and sold (on a delayed and continuous basis) by the Company, pursuant to the base prospectus and prospectus supplement (the “Base Prospectus” and “Prospectus Supplement”, respectively) together with product supplements, free writing prospectuses and pricing supplements (collectively, the “Pricing Supplements” and together with the Base Prospectus and Prospectus Supplement, the “Prospectus”) that forms a part of the registration statement on Form F-3  (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission on December 3, 2021 to which this opinion is incorporated by reference as an exhibit, we hereby confirm to you that the discussions that refer to our name set forth under the headings “Material U.S. Federal Income Tax Consequences”, “Material U.S. Federal Income Tax Considerations”, “Summary of U.S. Federal Income Tax Consequences”, “U.S. Federal Income Tax Consequences”, “What Are the Tax Consequences of the Notes?” and headings of similar import contained in the Pricing Supplements in the Registration Statement is our opinion, subject to the limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 6-K dated March 1, 2022 filed by the Company and incorporated by reference into the Registration Statement and to each reference to us under the above-specified headings. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP